UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

AXIL BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41958	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9150 Wilshire Boulevard, Suite 245, Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(888) 638-8883

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXIL	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

AXIL Brands, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on December 17, 2025, at 9:00 a.m. Pacific Time, at 9150 Wilshire Boulevard, Suite 245, Beverly Hills, California 90212. At the Annual Meeting:

1.	Peter Dunne and Manu Ohri were elected to serve as Class II directors for terms that will expire at the 2028 Annual Meeting of Stockholders.

2.	The appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026 was ratified.

The voting results for each such matter were as follows:

Proposal 1. Election of Class II Directors

Nominee	For	Withheld	Broker Non-Votes
Peter Dunne	3,630,883	80,144	992,076
Manu Ohri	3,640,321	70,706	992,076

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
4,651,857	9,002	42,244	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIL BRANDS, INC.

Date: December 17, 2025	By:	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer